The Kaplan Partners LLP
Certified Public Accountants
180 North LaSalle Street 25
Chicago, IL 60601

INDEPENDENT AUDITOR'S REPORT

TO THE PARTNERS OF

COURT PLACE ASSOCIATES

PEKIN, ILLINOIS

We have audited the accompanying Balance Sheets of COURT PLACE ASSOCIATES (An Illinois Limited Partnership) (IHDA Project No. ML-158) as of December 31, 2006 and 2005, and the related Statements of Operations, Partners' Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of COURT PLACE ASSOCIATES as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with standards of the Public Company Accounting Oversight Board (United States), Government Auditing Standards, and Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments," we have also issued reports dated February 12, 2007, on our consideration of COURT PLACE ASSOCIATES' internal control over financial reporting and on our tests of compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of those reports are to describe the scope of our testing of internal control over financial reporting and compliance, and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with standards of the Public Company Accounting Oversight Board (United States) and should be read in conjunction with this report in considering the results of our audit.

THE KAPLAN PARTNERS LLP

Chicago, IL

February 12, 2007

The Kaplan Partners LLP
Certified Public Accountants
180 North LaSalle Street 25
Chicago, IL 60601

INDEPENDENT AUDITOR'S REPORT

TO THE PARTNERS OF

LINDEN PLACE ASSOCIATES

ARLINGTON HEIGHTS, ILLINOIS

We have audited the accompanying Balance Sheets of LINDEN PLACE ASSOCIATES (An Illinois Limited Partnership) (IHDA Project No. ML-158) as of December 31, 2006 and 2005, and the related Statements of Operations, Partners' Capital and Cash Flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States), the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States, and the Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments." Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis of designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LINDEN PLACE ASSOCIATES as of December 31, 2006 and 2005, and the results of its operations, the changes in partners' capital, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

In accordance with standards of the Public Company Accounting Oversight Board (United States), Government Auditing Standards, and Illinois Housing Development Authority's "Financial Reporting and Audit Guidelines for Mortgagors of Multifamily Housing Developments," we have also issued reports dated February 12, 2007, on our consideration of LINDEN PLACE ASSOCIATES' internal control over financial reporting and on our tests of compliance with certain provisions of laws, regulations, contracts, grant agreements and other matters. The purpose of those reports are to describe the scope of our testing of internal control over financial reporting and compliance, and the results of that testing and not to provide an opinion on the internal control over financial reporting or on compliance. Those reports are an integral part of an audit performed in accordance with standards of the Public Company Accounting Oversight Board (United States) and should be read in conjunction with this report in considering the results of our audit.

THE KAPLAN PARTNERS LLP

Chicago, IL

February 12, 2007

INDEPENDENT AUDITORS' REPORT

February 8, 2006

To the Partners

Capitol Senior Limited Dividend Housing Association

Lansing, Michigan

We have audited the accompanying balance sheets of Capitol Senior Limited Dividend Housing Association, MSHDA Development No. 630 as of December 31, 2005 and 2004 and the related statements of income, partners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States of America) and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capitol Senior Limited Dividend Housing Association as of December 31, 2005 and 2004 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information on pages 15 to 24 is presented for purposes of additional analysis and is not a required part of the basic financial statements. This additional information is the responsibility of the Partnership's management- Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

544 Cherbourg Drive • Suite 200 - Lansing, Michigan 4891~-50l0 • (517) 323-7500 • Fax (517) 323-6346 • www.mcecpa.com

February 8, 2006

To the Partners

Capitol Senior Limited Dividend Housing Association

Lansing, Michigan

In accordance with Government Auditing Standards, we have also issued our report dated February 8, 2006 on our consideration of Capitol Senior Limited Dividend Housing Association's internal control over financial reporting and on our tests of compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be considered in assessing the results of our audit.

/s/ Maner, Costersan and Ellis, P.C.

Certified Public Accountants

Dauby O'Connor & Zaieski

A Limited Liability Company
Certified Public Accountants

INDEPENDENT AUDITOR'S REPORT

To the Partners of

Frederick Heights Limited Partnership

(A Maryland Limited Partnership)

We have audited the accompanying balance sheet of Frederick Heights Limited Partnership as of December 31, 2005, and the related statements of profit and (loss), changes in partners* deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Frederick Heights Limited Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Frederick Heights Limited Partnership as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

In accordance with Government Auditing Standards, we have also issued reports dated January 13, 2006, on our consideration of Frederick Heights Limited Partnership’s internal control and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grants. Those reports are an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

703 Pro Med Lane, Suite 300                Carmel, Indiana 46032        317-848-5700        Fax:317-815-6140

Frederick Heights Limited Partnership
Page Two

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis and is not a required part of the basic financial statements of the Partnership. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

Dauby O'Connor and Zaieski, LLC
Certified Public Accounants

January 13, 2006
Carmel, Indiana